As filed with the Securities and Exchange Commission on December 12, 2000.

Registration No. 333-66715

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

FORT JAMES CORPORATION
(Exact name of Registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	54-0848173 (IRS Employer Identification No.)

133 Peachtree Street, N.E.
Atlanta, Georgia 30303
(404) 652-4000
(Address, including zip code and telephone
number, including area code of
Registrant's principal executive offices)

FORT JAMES CORPORATION MIP BONUS DEFERRAL PLAN

(Full Title of the Plan)

Kenneth F. Khoury
Vice President, Deputy General Counsel and Secretary
Fort James Corporation
133 Peachtree Street, N.E.
Atlanta, Georgia 30303
(404) 652-4000

(Name, address, including zip code and telephone
number, including area code of agent for service)

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DEREGISTRATION OF SECURITIES

          The Registrant registered $20,000,000 in deferred compensation obligations issuable pursuant to the Registrant's MIP Bonus Deferral Plan (the "Plan") on Form S-8 (File No. 333-66715) (the "Registration Statement"), which was filed with the Securities and Exchange Commission on November 3, 1998.

          Pursuant to the terms of an Agreement and Plan of Merger, dated as of July 16, 2000 (the "Merger Agreement"), by and among Georgia-Pacific Corporation, a Georgia corporation ("G-P"), Fenres Acquisition Corporation, a Georgia corporation and wholly-owned subsidiary of G-P ("Fenres"), and the Registrant, Fenres merged with and into the Registrant on November 27, 2000, and Fenres' separate corporate existence ceased, and the Registrant continued as the surviving corporation and as a wholly owned subsidiary of G-P. In connection with this transaction, G-P assumed liability for the deferred compensation obligations under the Plan.

          Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended (the "Act") and the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K under the Act, the Registrant hereby deregisters all of the deferred compensation obligations registered on the Registration Statement and which remain unpaid as of the date this Post-Effective Amendment is filed.

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SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Atlanta, State of Georgia, on the 11th day of December, 2000.

FORT JAMES CORPORATION By: /s/ Danny W. Huff Danny W. Huff Executive Vice President-Finance and Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title
/s/ A. D. Correll A.D. Correll	Director, Chairman, and Chief Executive Officer
/s/Lee M. Thomas Lee M. Thomas	Director and President
/s/ Danny W. Huff Danny W. Huff	Director, Executive Vice President-Finance and Chief Financial Officer